===============================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        NATIONAL BANCSHARES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             MICHAEL D. HOFSTETTER
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         _____________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
         _____________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): __________
         _____________________________________________________________________
     (4) Proposed maximum aggregate value of transaction: ____________________
         _____________________________________________________________________
     (5) Total fee paid: _____________________________________________________

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid: ______________________________________________
     (2) Form, Schedule or Registration Statement No.: ________________________
     (3) Filing Party: ________________________________________________________
     (4) Date Filed: __________________________________________________________

================================================================================

                        NATIONAL BANCSHARES CORPORATION
                             112 West Market Street
                              Orrville, Ohio 44667

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of National Bancshares Corporation (the "Company") will be held at the operations center of First National Bank, 1444 North Main Street, Orrville, Ohio on April 27, 1995 at 2:00 P.M. for the following purposes:

     (1) To elect three Directors in Class II for a three-year term ending in 1998;

     (2) To amend the Company's Amended Articles of Incorporation to increase the authorized capital of the Company to 6,000,000 Common Shares;

     (3) To amend the Company's Amended Articles of Incorporation to eliminate preemptive rights of shareholders to purchase shares of the Company;

     (4) To amend the Company's Amended Articles of Incorporation to clarify provisions of Article Seventh to enumerate factors which the Board should consider when evaluating "Business Combinations";

     (5) To amend the Company's Amended Code of Regulations to raise the vote required (from 25% to 50%) to call a special meeting of shareholders;

     (6) To amend the Company's Amended Code of Regulations to provide for supermajority (80%) vote to amend or repeal antitakeover provisions contained therein; and

     (7) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Holders of Common Shares of record at the close of business on March 24, 1995 are entitled to receive notice of and to vote at the Annual Meeting.

     By Order of the Board of Directors.

                                            Michael D. Hofstetter
                                            Secretary

March 31, 1995

                        NATIONAL BANCSHARES CORPORATION
                             112 West Market Street
                              Orrville, Ohio 44667

                       Mailed on or about March 31, 1995
             Annual Meeting of Shareholders to be on April 27, 1995

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Bancshares Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on April 27, 1995, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

     The enclosed form of proxy is being solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked.

     If no choice is specified on the Proxy, it will be voted FOR the election of each of the individuals nominated by the Board of Directors and FOR the approval and adoption of each of the other proposals listed thereon. A shareholder may revoke a proxy at any time before it is exercised either in person at the Annual Meeting or by delivery to the Secretary of the Company of written notice of revocation or by a duly executed proxy bearing a later date.

     Proxies will be solicited by mail, but this solicitation may be supplemented by using regular employees of the Company and its subsidiaries to solicit proxies personally or by telephone without additional compensation. The costs of solicitation will be borne by the Company and its subsidiary. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. This Proxy Statement is being mailed to shareholders on or about March 31, 1995.

     The outstanding voting securities of the Company at the close of business on March 24, 1995, the record date for the meeting, consisted of 732,156 Common Shares, par value $10.00 per share, with each share having one vote on all matters coming before the meeting. The number of Common Shares owned by each Director (including the Company's President who is included in the Executive Compensation tables below) is set forth on page 3 of this Proxy Statement. The following table sets forth share ownership information, as of February 28, 1995, with respect to all Directors and officers of the Company as a group. The Company is not aware of any shareholders having beneficial ownership of more than five percent (5%) of the Common Stock of the Company.

                                                     AMOUNT AND NATURE
                                                       OF BENEFICIAL
                                                       OWNERSHIP OF           PERCENT OF
                                                     COMMON SHARES (A)       COMMON SHARES
                                                     -----------------       -------------
All Directors and officers as a group (12 persons):
     Sole voting power.............................        60,400                 8.25%
     Shared voting power...........................         6,223                  .85%

---------------

(a) See footnote (a) to the table set forth on page 3 of this Proxy Statement.

     At the Annual Meeting, in accordance with the General Corporation Law of Ohio and the Company's Code of Regulations (the "Regulations"), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Regulations, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

     Nominees for election as directors receiving the greatest number of votes will be elected directors. Votes that are withheld or broker non-votes in respect of the election of directors will not be counted in determining the outcome of the election. The General Corporation Law of Ohio provides that if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that the shareholder desires the voting at the election to be cumulative, each shareholder shall have cumulative voting rights in the election of directors. Cumulative voting enables shareholders to give one nominee for director as many votes as is equal to the number of directors to be elected multiplied by the number of shares in respect of which a shareholder is voting, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

     Pursuant to the Company's Regulations, all other questions and matters brought before the Annual Meeting will be, unless otherwise provided by law or by the Articles of Incorporation of the Company, decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

                               VOTING OF PROXIES

     Common Shares represented by properly executed proxies in the enclosed form received at or prior to the Annual Meeting will be voted in accordance with the instructions contained therein and, in the absence of contrary instructions, will be voted to elect as directors the three (3) persons named below and will be voted for the approval and adoption of each of the other proposals listed on the proxy.

     The Board of Directors is not aware of any other matter that will be presented for action at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is intended that Common Shares represented by properly executed proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment of a majority of the persons voting the proxies.

PROPOSAL 1.  ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III). At each Annual Meeting of Shareholders, directors constituting one class are elected for a three-year term. The Regulations of the Company currently provide that the total number of directors shall be eleven. Currently there are three Directors in Class I and four Directors in each of Classes II and III.

     It is proposed that at the Annual Meeting to be held on April 27, 1995, that nominees for the directors to be elected to Class II for a three-year term expiring in 1998 are Sara Balzarini, Steve Schmid, and Paul H. Smucker. The aggregate number of directors of the Company is eleven (11) as specified in the Company's Regulations. Only nine (9) individuals are continuing to serve as directors of the Company and therefore, a vacancy has been created in each of Class I and Class II. These vacancies can be filled any time prior to the Annual Meeting in 1996 by a majority of the whole Board to serve the unexpired term.

     If any nominee is unable or unwilling to serve as a director on the date of the Annual Meeting (a situation which is not contemplated by the Board of Directors at the present time), the proxies will be voted for the election of such substitute nominee, if any, as may be designated by the Board of Directors and for the remaining nominees. The following tables set forth information with respect to each of the three nominees for election as a director, and the directors whose terms have not yet expired, including age, principal occupation for at least the past five years, the year in which he or she first became a director of the Company and the Company's wholly owned subsidiary, First National Bank, and the number of Common Shares of the Company beneficially owned as of February 28, 1995.

                   NOMINEES TO BE ELECTED FOR THREE YEAR TERM
                          EXPIRING IN 1998 -- CLASS II

                                                                                 COMMON SHARES
                                                                               BENEFICIALLY OWNED
                                                                                      (A)
                                                                              --------------------
                            PRINCIPAL OCCUPATION                DIRECTOR                  PERCENT
        NAME                   OR EMPLOYMENT            AGE     SINCE (B)     SHARES     OF SHARES
--------------------    ----------------------------    ---     ---------     ------     ---------
Sara Balzarini          V.P. of Finance                 38         1989         412 *        .08%
                        Contours, Inc.                                          202 **
Steve Schmid            President, Smith                43         1989         318 *        .22%
                        Dairy Products                                        1,275 **
Paul H. Smucker(1)      Chairman of the                 77         1955       7,694 *       1.05%
                        Executive Committee,
                        J.M. Smucker Company

               INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE
                  WILL CONTINUE AFTER THE 1995 ANNUAL MEETING

               DIRECTORS WITH TERM EXPIRING IN 1996 -- CLASS III

Charles J. Dolezal      President                       42         1982        1,804 *       .37%
                        First National Bank &                                    930 **
                        National Bancshares Corp.
James L. Gerber         Retired                         66         1979        4,871 *       .68%
                                                                                 125 **
John W. Kropf(2)        Attorney-at-Law                 51         1974       13,210 *      2.06%
                        Kropf, Wagner & Hohenberger                            1,882 **
James F. Woolley        Chief Executive                 58         1974       31,468 *      4.41%
                        Officer, R.W. Screw                                      814 **
                        Products, Inc.

                DIRECTORS WITH TERM EXPIRING IN 1997 -- CLASS I

Ray D. Gill             President, C.E.O.               59         1992          291 *       .08%
                        Orrville Leather, Inc.                                   330 **
John E. Sprunger        President, Kidron               57         1987          332 *       .05%
                        Auction, Inc.                                             38 **

 *Sole Voting Power
**Shared Voting Power
---------------

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, such shares are held directly by the individual as to which such person has sole voting and investment powers.

(b) Indicates the year first elected to the Board of the Company and/or sole subsidiary, First National Bank. All current Directors of the Company are also directors of First National Bank.

(1) Paul H. Smucker is a Director of the J. M. Smucker Company whose securities are registered pursuant to Section 12g of the Securities Exchange Act of 1934.

(2) John W. Kropf has been the bank's legal counsel for a number of years and will be retained in the same capacity for the current fiscal year.

     None of the nominees are related by blood, marriage or adoption.

                                   COMMITTEES

     The Company currently conducts no business other than the ownership of its sole subsidiary, First National Bank. The Board of Directors of the Company met four (4) times during 1994. Of the incumbent directors, only Paul H. Smucker attended fewer than seventy-five percent (75%) of the meetings held. The Company has no formal committees other than its Audit Committee.

     The basic responsibility of the Audit Committee is a review of the annual audit with the Company's external auditors, and the implementation of recommendations, where feasible, arising from that audit, and the continued monitoring of the internal audit program. The Committee also reviews the results of any special audit requested by the Board of Directors, either by external auditors or by internal audit personnel. Meetings of the Audit Committee are held as needed. During 1994, the Audit Committee met twice. Audit Committee members are John W. Kropf, James F. Woolley and James L. Gerber. These individuals also serve as the Audit Committee of First National Bank, and perform the same functions at that level.

     The Board of Directors of First National Bank, met twelve (12) times during 1994. Of the incumbent directors, only Paul H. Smucker attended fewer than seventy-five percent (75%) of the meetings held.

     First National Bank also maintains an Executive Committee as a standing committee. The basic responsibilities of the Executive Committee are in-depth consideration of certain general policy matters for possible recommendation to the Board of Directors for its consideration; the review and approval or rejection of major personnel or other matters brought before the Committee by Management; and the determination of employee compensation. The Executive Committee also serves as the Nominating Committee. Executive Committee members are: Sara Balzarini, Charles J. Dolezal, James L. Gerber, John W. Kropf and James F. Woolley. During the last fiscal year the Executive Committee held six
(6) meetings.

                             DIRECTOR COMPENSATION

     Directors of the Company currently receive no compensation for their service in that capacity. All current directors of the Company are directors of First National Bank and receive $300 per meeting of the Board of First National Bank which they attend. In addition, Executive Committee members receive a fee of $225 for each Executive Committee meeting which they attend, with the exception of Charles J. Dolezal. Audit Committee members receive $225 per meeting attended.

     First National Bank has implemented a director retirement benefit and death benefit plan for the benefit of all members of the Board of Directors of First National Bank. The plan is called the Director Defined Benefit Plan and is designed to provide an annual retirement benefit, to be paid to each director upon retirement from the Board. The retirement benefit provided to each director is an annual benefit equal to $1,000 for each year of service on the Board from and after August 24, 1994. In addition, each director shall have the option of deferring any portion or all of his or her director's fees to a maximum of $1,000 per month until retirement.

PROPOSAL 2.  AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO
             INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY

A. INTRODUCTION.

     The total authorized capital of the Company as set forth in Article Fourth of the Company's Amended Articles of Incorporation (the "Articles") consists of 750,720 shares, all of which are Common Shares, par value $10.00 per share (the "Common Shares"). Under proposal 2, the Company would amend Article Fourth of the Articles to increase the authorized capital of the Company to 6,000,000 shares, all of which shall be Common Shares. A copy of the proposed amendment to Article Fourth is set forth as Exhibit A attached to this Proxy Statement.

B. REASONS FOR THE AMENDMENT.

     Presently, the Company has issued 732,156 Common Shares of the 750,720 authorized Common Shares. One of the principal reasons for increasing the authorized capital of the Company to 6,000,000 Common Shares is the Company's present intention of adopting a Dividend Reinvestment Plan (the "Plan") for its shareholders. The Plan is intended to allow shareholders of the Company to increase their ownership of Common Shares of the Company through the automatic reinvestment of cash dividends presently being paid. Although the Plan is not yet finalized, it is clear to the management of the Company that in order to implement such a Plan an increase in the authorized capital is necessary. In addition, the increase will make available additional Common Shares for possible stock splits and dividends, acquisitions and other corporate purposes. Other than through the issuance of Common Shares under the Plan, the Company has no present intention of issuing additional Common Shares.

C. RECOMMENDATION.

     FOR THE REASONS STATED ABOVE, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote thereon present in person or by proxy at the Annual Meeting is required for approval.

PROPOSAL 3.  AMENDMENT TO THE COMPANY'S ARTICLES TO ELIMINATE
             PREEMPTIVE RIGHTS OF SHAREHOLDERS TO PURCHASE SHARES
             OF THE COMPANY

A. INTRODUCTION.

     Presently, holders of the Company's Common Shares have the preemptive right to purchase or subscribe for shares of the Company in the event that the Company determines to issue or sell its shares. As a result, were the Company to sell Common Shares in a public or private offering, issue shares in connection with an acquisition of another bank or bank holding company or issue shares in connection with employee benefit plans, it would first be required to offer and sell its Common Shares to its present shareholders on similar terms so that a present shareholder, after the issuance, would maintain his or her percentage ownership in the Company. Under Proposal 3, the Company would add a new Article Eleventh to the Articles to expressly deny shareholders of the Company the preemptive right to purchase capital stock of the Company. A copy of the proposed addition of a new Article Eleventh to the Articles is set forth as Exhibit B attached to this Proxy Statement.

B. REASONS FOR THE AMENDMENT.

     In order to implement the Plan to issue Common Shares upon the automatic reinvestment of cash dividends, proposed Article Eleventh must also be adopted to deny shareholders preemptive rights to purchase capital stock of the Company. Otherwise, each issuance under the Plan would give rise to preemptive rights and would complicate the administration of the Plan.

     In addition, the Company has grown and broadened its shareholder base over the years. As a result, were the Company to determine to raise capital by selling Common Shares (either publicly or privately), make a strategic acquisition using Common Shares or implement share-based employee benefit plans, the Company would be required to solicit each of its shareholders to determine if they wish to exercise preemptive rights. In the opinion of the Company and the Board, this could delay and/or deter important corporate opportunities. As a result, the Company has proposed the addition of Article Eleventh to the Articles.

     In the event Proposal 3 is adopted, present shareholders' ownership as a percentage could be diluted by future Common Share issuances. Such issuances would be on such terms as determined by the Board of Directors in its lawfully exercised discretion.

C. RECOMMENDATION.

     FOR THE REASONS STATED ABOVE, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote thereon present in person or by proxy at the Annual Meeting is required for approval.

                     INTRODUCTION TO PROPOSALS 4 THROUGH 6

     The Articles and Regulations contain provisions which are intended to prevent coercive takeover tactics. These provisions are designed to enable the Board of Directors to respond to unsolicited takeover bids in a more careful and deliberate manner, to encourage an acquiring party to negotiate directly with the Board and to increase the Board's relative bargaining position on behalf of the Company and its shareholders. A description of these provisions is set forth below.

     First, Article Seventh ("Article Seventh") of the Articles of Incorporation requires that 80% of the Company's Common Shares (as opposed to a statutorily permitted majority) be voted in favor of a merger, consolidation or acquisition with a person (a "Bidder") who has previously acquired more than 10% of the Company's Common Shares if the Board has not approved the transaction or the Bidder does not offer the shareholders the highest price the Bidder paid for the shares prior to becoming a 10% shareholder. Article Seventh is designed to enable the Company to avoid the takeover of the Company by a Bidder who acquires a bare majority of the Common Shares through a tender offer or otherwise and then tries to effect a second-step "business combination" wherein the non-tendering shareholders receive a lesser consideration than that paid to the tendering shareholders.

     Second, the Regulations provide that the Board is fixed at 11 members and the Board is classified into three classes, each serving a three-year term, and the terms of each class are staggered. The foregoing provision has the effect of requiring a shareholder who owns or acquires a significant percentage of the outstanding Common Shares to go through two successive shareholders' meetings to gain control of the Board of Directors. In the opinion of the Board, this provides the time and opportunity for the consideration of the alternatives open to the Company.

     In order to maintain the effectiveness of the foregoing provisions and to augment their usefulness, the Board is proposing the amendments to its Articles and Regulations set forth as Proposals 4 through 6.

PROPOSAL 4.  AMENDMENT OF AMENDED ARTICLES OF INCORPORATION TO CLARIFY
             PROVISIONS OF ARTICLE SEVENTH

A. INTRODUCTION AND REASONS FOR THE AMENDMENT.

     Section 1701.59(E) of the Ohio Revised Code provides directors with broad discretion in determining what they reasonably believe to be in the best interests of an Ohio Corporation. Specifically, in addition to considering the interests of the Company's shareholders, directors may consider, among other factors, the interests of the Company's employees, suppliers, creditors and customers, the economy of the state and nation; community and societal considerations; and the long-term as well as short-term interests of the Company and its shareholders. In order to clarify that these statutory considerations should apply when the Board evaluates "business combinations" as contemplated under Article Seventh. Proposal 4 would amend Article Seventh to enumerate these statutory considerations. The amendment to Article Seventh of the Articles of Incorporation is set forth as Exhibit C attached to this Proxy Statement.

B. RECOMMENDATION.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote thereon present in person or by proxy at the Annual Meeting is required for approval.

PROPOSAL 5.  AMENDMENT OF REGULATIONS TO RAISE THE VOTE REQUIRED TO CALL A
             SPECIAL MEETING OF SHAREHOLDERS

A. INTRODUCTION AND REASONS FOR THE AMENDMENT.

     Section 4 of Article II of the Regulations provides that meetings of shareholders may be called by the president, a vice president or a majority of the Directors of the Company, or by persons who hold 25% of all the shares outstanding and entitled to vote thereat. Proposal 5 would amend Section 4 of
Article II of the Regulations to increase from 25% to 50%, as permitted by Ohio law, the vote required to call a meeting of shareholders and to require a shareholder calling a meeting to provide the Company with a notice of the meeting and the business purposes to be addressed at the meeting. By adopting this amendment to the Regulations, it would be more difficult for a person holding a significant amount of Common Shares, but less than a majority of the Common Shares, to call a meeting of shareholders. In the case of a hostile takeover situation this could also have the effect of encouraging an acquiring party to negotiate directly with the Board. Similarly, the amendment could have the effect of limiting a significant shareholder from being able to effect in a timely manner corporate matters which may otherwise be beneficial to shareholders. The amendment to Section 4 of Article II of the Regulations is set forth as Exhibit D attached to this Proxy Statement.

B. RECOMMENDATION.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote thereon present in person or by proxy at the Annual Meeting is required for approval.

PROPOSAL 6.  AMENDMENT OF REGULATIONS TO PROVIDE FOR SUPERMAJORITY VOTE TO AMEND
             OR REPEAL ANTITAKEOVER PROVISIONS

A. INTRODUCTION AND REASONS FOR THE AMENDMENT.

     Presently, Section 1 of Article VIII of the Regulations provides that the Regulations may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal at a meeting or by the written consent of the holders of shares entitling them to exercise a majority of the voting power. It is the Company's intention to make sure that the protections of the antitakeover devices of the Regulations set forth in Sections 1 and 2 of Article II (number of directors fixed at 11 and a staggered Board of Directors be maintained in their proposed form), and that the provisions of Section 4 of Article II (relating to the calling of meetings of shareholders set forth under Proposal 5) be maintained in the proposed form. To that end, Proposal 6 would add a new Section 2 to Article VIII of the Regulations which would require the affirmative vote of at least 80% of the voting power of the Company in order to amend the above-referenced provisions of the Regulations (whether at a meeting or by written consent) unless such amendment is proposed by the Company's Board of Directors.

B. RECOMMENDATION.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 6. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote thereon present in person or by proxy at the Annual Meeting is required for approval.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer for the fiscal years ended December 31, 1992, 1993 and 1994. Pursuant to Securities and Exchange Commission rules, summary information concerning other officers of the Company is not required to be set forth in the following table.

                 NAME AND                                                        OTHER ANNUAL
            PRINCIPAL POSITION               YEAR      SALARY      BONUS(1)     COMPENSATION(2)
-------------------------------------------  ----     --------     --------     ---------------
Charles J. Dolezal                           1994     $121,000     $14,810          $ 3,600
  Chairman of the Board, President and       1993      115,000      13,740            3,500
  Chief Executive Officer, National          1992      107,000      13,740            3,200
  Bancshares Corporation and First National
  Bank

---------------

(1) First National Bank has an Employee Stock Purchase Incentive Plan for all full-time employees. Under the Plan each employee is entitled to receive a cash payment from First National Bank equal to 20% of the purchase price of the Company's Common Shares acquired by the employee on the open market up to a maximum of 100 shares per calendar year. Cash payment received by the Chief Executive Officer equaled $810, $740 and $740 for the years ending 1994, 1993 and 1992, respectively.

(2) Director Fees Received.

     The following table sets forth estimated annual retirement benefits payable by the Company or its subsidiary, pursuant to the Defined Benefit Retirement
Plan, assuming retirement at age 65 to persons in specified remuneration and years of service classifications:

                    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE
                   YEARS OF CREDITED SERVICE AT NORMAL RETIREMENT
   AVERAGE                              DATE
    ANNUAL        -------------------------------------------------
COMPENSATION            5                10                15
-------------     -------------     -------------     -------------
$100,000             $11,700          $23,300            $35,000
 125,000              14,600           29,200             43,750
 150,000              17,500           35,000             52,500

     Under the Defined Benefit Retirement Plan, the number of years of credited service for Mr. Charles J. Dolezal is 18 years.

     Group life, disability, hospitalization, and medical insurance plans are offered to officers of the Company and its subsidiary on the same basis as all other salaried personnel. Directors are offered hospitalization and medical insurance plans on the same basis as all salaried personnel. The Chief Executive Officer has use of an automobile for his use in conducting the Company's business, and for personal use on a limited basis, which the Company considers to be insignificant. No individual received personal benefits in excess of $5,000.00.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Securities and Exchange Commission rules require the Company to supply information regarding compensation and benefits provided to selected officers of the Company and specifically the Chairman, President and Chief Executive Officer. Disclosure requirements as applied to this Company include only the Company's Chairman, President and Chief Executive Officer. The Executive Committee of First National Bank administers the executive compensation program for the Company and its subsidiaries. In that connection, it makes and establishes policy and practices for compensation and makes recommendations to the full board with respect to specific compensation for the president and other executive officers.

     The compensation for the Company's executives is designed to reward performance and to reflect compensation paid to other executives of comparably sized financial institutions in this geographic area. This analysis is based upon the subjective judgment of the Committee members and is not determined by specific formulas.

     On the 23th day of November, 1993, the Committee met to review compensation for all employees of the bank. Charles J. Dolezal, President and Chief Executive Officer, attended the meeting to suggest to the Committee his recommendations regarding senior management, other salaried and hourly employees. Mr. Dolezal was excused from the meeting during the time that his compensation was discussed by the Committee.

     In addition to base salaries, cash bonuses are paid to executive officers based on the same criteria that is used to establish base salaries with additional emphasis placed on the previous year's performance.

     Additional benefits received by Mr. Dolezal (other than his Company-provided automobile) and other executive officers is equivalent to benefits received by all other full-time employees.

                      Sara Balzarini -- Charles J. Dolezal
              James L. Gerber -- John W. Kropf -- James F. Woolley

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described above, Mr. Dolezal is a member of the Executive Committee which oversees the Company's executive compensation programs. As previously noted, however, Mr. Dolezal is excused from meetings of the Executive Committee at which time his compensation is discussed.

                               PERFORMANCE GRAPH

     The following represents a comparison of return on an investment in the Corporation, Standard and Poor's 500 and a peer group composed of major regional banks and bank holding companies.

   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG NATIONAL BANCSHARES
          CORPORATION, S&P 500 INDEX AND S&P MAJOR REGIONAL BANK INDEX

                                   NATIONAL                        S&P MAJOR
      MEASUREMENT PERIOD          BANCSHARES     S&P 500 STOCK   REGIONAL BANK
    (FISCAL YEAR COVERED)            CORP            INDEX           INDEX
1989                                    100.00          100.00          100.00
1990                                     97.99           96.90           71.22
1991                                     98.71          126.42          127.61
1992                                    119.42          136.05          162.50
1993                                    146.27          149.76          172.28
1994                                    168.82          151.74          163.06

*Assumes a reinvestment of dividends and a $100 initial investment.


                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

     Certain Directors, Officers and principal shareholders and their associates were customers of and had various transactions with the Company's subsidiary, First National Bank, in the ordinary course of business in 1994 and similar additional transactions may be expected to take place in the future. All loans and loan commitments involving Directors, Officers and their associates by the Company's subsidiary Bank were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility, or present other unfavorable features.

                         PROPOSALS OF SECURITY HOLDERS

     Proposals of security holders which are intended by such holders to be presented at the next Annual Meeting of Shareholders of the Company must be received by the Company not later than December 1, 1995, for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting. Proposals should be sent to Charles J. Dolezal, President, National Bancshares Corporation, 112 West Market Street, PO Box 57, Orrville, Ohio 44667.

                                 AUDIT MATTERS

     The Board of Directors has selected Deloitte & Touche as the independent auditors. The accounting firm of Deloitte & Touche has served the Company in that capacity since 1979. It is anticipated that one or more representatives of that firm will attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions. In addition, the books, records and accounts of the Company's sole banking subsidiary, First National Bank, are subject to periodic examination by regulatory authorities and are examined by the Company's internal audit staff. Reports concerning the examinations are reviewed by the Board of Directors of the Company's banking subsidiary, as well as by the management of the Company. The Board of Directors of the Company has selected Deloitte & Touche as auditors for 1995.

                            FORM 10-K ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR 1994 WILL BE FURNISHED WITHOUT CHARGE, ON OR AFTER APRIL 1, 1995. UPON WRITTEN REQUEST DIRECTED TO MICHAEL D. HOFSTETTER, SECRETARY, NATIONAL BANCSHARES CORPORATION, 112 WEST MARKET STREET, PO BOX 57, ORRVILLE, OHIO 44667.

     This Proxy Statement and the accompanying notice are sent by order of the Board of Directors.

                                            Michael D. Hofstetter
                                            Secretary

March 31, 1995

                                   EXHIBIT A

     Article Fourth of the Company's Articles of Incorporation is proposed to be deleted in its entirety and replaced as follows:

"FOURTH. The authorized number of shares of the corporation is Six Million (6,000,000) all of which shall be with a par value of Ten Dollars ($10.00) each."

                                   EXHIBIT B

     A new Article Eleventh to the Company's Articles of Incorporation is proposed to be added as follows:

"ELEVENTH. No holder of shares of the corporation of any class, as such, shall have any preemptive right to purchase or subscribe for shares of the corporation, of any class, or other securities of the corporation, of any class, whether now or hereafter authorized."

                                   EXHIBIT C

     A new subparagraph (vii) of Article Seventh of the Company's Articles of Incorporation if proposed to be added as follows:

"SEVENTH. EVALUATION OF BUSINESS COMBINATIONS.

          (vii) For purposes of this Article Seventh, a director, in determining what he or she reasonably believes to be in the best interests of the Corporation, shall consider the interests of the Corporation's shareholders and in his or her discretion, may consider any of the following:

             (1) The interest of the Corporation's employees, suppliers, creditors, and customers;

             (2) The economy of the state and nation;

             (3) Community and societal considerations;

             (4) The long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation."

                                   EXHIBIT D

     Section 4 of Article II of the Company's Code of Regulations is proposed to be deleted in its entirety and replaced as follows:

          "Section 4. Meetings of the shareholders may be called by the president or a vice president, or the directors by action at a meeting, or a majority of the directors acting without a meeting or by the secretary of the corporation upon the order of the board of directors, or by the persons who hold fifty percent of all the shares outstanding and entitle to vote thereat. Upon the request in writing delivered either in person or by registered mail to the president or secretary by any persons entitled to call a meeting of the shareholders, such officer shall forthwith cause notice to be given to the shareholders entitled thereto. If such request be refused, then the persons making such request may call a meeting by giving notice in the manner provided in these regulations. In the event a meeting is called by persons who hold fifty percent of all the shares outstanding and entitled to vote thereat, such persons shall provide the corporation with written notice of such meeting and the nature of the business to be addressed at such meeting (at least 10 days prior to the meeting)."

                                   EXHIBIT E

     A new Section 2 of Article VIII of the Company's Code of Regulations is proposed to be added as follows:

          "Section 2. Notwithstanding Section 1 of Article VII hereof, Sections 1, 2 and 4 of Article II of these regulations may be amended or new regulations in their place may be adopted by the affirmative vote of the holders of shares entitling them to exercise eighty percent (80%) of the voting power on such proposal, at any regular meeting of the shareholders, or at any special meeting of the shareholders if notice of the proposal to amend or replace be contained in the notice of the meeting, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise eighty percent (80%) of the voting power, unless such amendment or new regulations are proposed by the corporation's board of directors."

                       NATIONAL BANCSHARES CORPORATION
                            112 WEST MARKET STREET
                              ORRVILLE, OH 44667

      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      PLEASE SIGN AND RETURN IMMEDIATELY

         KNOW ALL PERSONS BY THESE PRESENT: That I/We, the undersigned Shareholder or Shareholders of
    P National Bancshares Corporation, Orrville, Ohio, do hereby nominate, constitute and appoint John W. Kropf, James F. Woolley
    R and James L. Gerber, or any one of them, (with substitution, for my or our stock and in my or
    O our name, place and stead) to vote all the common stock of said Company, standing in my or our name, on its books on March 24,
    X 1995, at the Annual Meeting of Shareholders to be held at the OPERATIONS CENTER OF FIRST NATIONAL BANK, 1444 NORTH MAIN STREET,
    Y ORRVILLE, OHIO, on April 27, 1995 at 2:00 o'clock p.m., or at any adjournment thereof with all the powers the undersigned would possess if personally present. The shares will be voted in accordance with my specifications.

                                 (Change of address)

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------
        (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

    PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE
    REVERSE SIDE. IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO
    CAST THE VOTE OF THE UNDERSIGNED "FOR" EACH OF THE LISTED
    PROPOSITIONS. THE AGENTS NAMED ABOVE CANNOT VOTE YOUR SHARES UNLESS
    YOU SIGN AND RETURN THIS PROXY CARD.
                                                                SEE REVERSE
                                                                   SIDE
 -------------------------------------------------------------------------------
                                  DETACH CARD

            X   PLEASE MARK YOUR                                                                               SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.

                      FOR               WITHHELD
1. Election of        / /                 / /            Elect Three (3) Directors to Serve a Three (3) Year Term as
   Directors                                             Directors of the Company Until Expiration of Their Term in 1998:
                                                         Sara Balzarini, Steve Schmid, Paul H. Smucker


For, except vote withheld from the following nominee(s):

--------------------------------------------------------

                                                                            FOR      AGAINST     ABSTAIN
2. Approval and adoption of amendment to the company's                      / /        / /         / /
   amended Articles of Incorporation to increase the
   authorized capital of the company to 6,000,000
   common shares

3. Approval and adoption of amendment to the company's                      / /        / /         / /
   amended Articles of Incorporation to eliminate
   preemptive rights of shareholders to purchase
   shares of the company

4. Approval and adoption of amendment to the company's                      / /        / /         / /
   amended Articles of Incorporation to clarify provisions
   of Article Seventh to enumerate factors which the
   board should consider when evaluating "business
   combinations"

5. Approval and adoption of amendment of the company's                      / /        / /         / /
   amended Code of Regulations to raise the vote required
   (from 25% to 50%) to call a special meeting of
   shareholders

6. Approval and adoption of amendment of the company's                      / /        / /         / /
   amended Code of Regulations to provide for super-
   majority (80%) vote to amend or repeal antitakeover
   provisions contained therein

7. This Proxy confers authority to vote "FOR" each                          / /        / /         / /
   proposition listed above unless "AGAINST" or "ABSTAIN"
   is indicated. (IF ANY OTHER BUSINESS IS PRESENTED AT
   SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE
   WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.)


The Board of Directors recommends a vote "FOR" each of the listed propositions. (THIS PROXY IS SOLICITED             Change
ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.)                                         of
                                                                                                                     Address
___________________________________________________________________________________ DATE _______________              / /

___________________________________________________________________________________ DATE _______________
                   (Signature of Shareholder/Shareholders)

INSTRUCTIONS: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

--------------------------------------------------------------------------------------------------------
                                         DETACH CARD